Exhibit 99.1

925 North Eldridge Parkway Houston, TX 77079 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE	February 22, 2022

ConocoPhillips Announces Cash Tender Offer for up to $1.8 billion of Debt Securities

HOUSTON – ConocoPhillips (NYSE: COP) (“COP”) announced today that ConocoPhillips and its wholly-owned subsidiary, Concho Resources Inc. (“CXO”), have commenced a cash tender offer (the “Tender Offer”) to purchase outstanding notes listed in the table below (collectively, the “Notes” and each a “Series” of Notes) having an aggregate purchase price (excluding accrued interest) of up to $1.8 billion (the “Maximum Aggregate Purchase Price”), in the order of priority shown in the table below.

Acceptance Priority Level	CUSIP / ISIN	Title of Security	Purchaser	Original Issuer	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points) (1)
1	20825CAV6 / US20825CAV63 / U20845AD2	3.750% Senior Notes due 2027	COP	COP	$981,172,000	1.500% U.S. Treasury due January 31, 2027	FIT1	55
2	20605PAH4 / US20605PAH47	3.750% Senior Notes due 2027	CXO	CXO	$18,828,000	1.500% U.S. Treasury due January 31, 2027	FIT1	55
3	20825CAX2 / US20825CAX20 / U20845AE0	4.300% Senior Notes due 2028	COP	COP	$972,920,000	1.500% U.S. Treasury due January 31, 2027	FIT1	70
4	20605PAK7 / US20605PAK75	4.300% Senior Notes due 2028	CXO	CXO	$27,080,000	1.500% U.S. Treasury due January 31, 2027	FIT1	70
5	20825CAZ7 / US20825CAZ77 / U20845AF7	2.400% Senior Notes due 2031	COP	COP	$489,351,000	1.875% U.S. Treasury due February 15, 2032	FIT1	75
6	20605PAM3 / US20605PAM32	2.400% Senior Notes due 2031	CXO	CXO	$10,649,000	1.875% U.S. Treasury due February 15, 2032	FIT1	75
7	20825CBB9 / US20825CBB90 / U20845AG5	4.875% Senior Notes due 2047	COP	COP	$799,770,000	1.875% U.S. Treasury due November 15, 2051	FIT1	120
8	20605PAJ0 / US20605PAJ03	4.875% Senior Notes due 2047	CXO	CXO	$230,000	1.875% U.S. Treasury due November 15, 2051	FIT1	120
9	20825CBD5 / US20825CBD56 / U20845AH3	4.850% Senior Notes due 2048	COP	COP	$589,822,000	1.875% U.S. Treasury due November 15, 2051	FIT1	120
10	20605PAL5 / US20605PAL58	4.850% Senior Notes due 2048	CXO	CXO	$10,178,000	1.875% U.S. Treasury due November 15, 2051	FIT1	120

(1)	Includes the Early Tender Premium of $30 per $1,000 principal amount of Notes for each Series (the “Early Tender Premium”).

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated February 22, 2022 (as it may be amended or supplemented, the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase. Subject to applicable law, the purchasers may waive any and all of these conditions or extend, terminate or withdraw the Tender Offer with respect to one or more Series of Notes and/or increase or decrease the Maximum Aggregate Purchase Price. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

The amounts of each Series of Notes that are purchased in the Tender Offer will be determined in accordance with the priorities identified in the column “Acceptance Priority Level” in the table above. The Tender Offer will expire one minute after 11:59 p.m., New York City time, on March 21, 2022, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated. In order to receive the applicable Total Tender Offer Consideration, holders of Notes subject to the Tender Offer must validly tender and not validly withdraw their Notes before the Early Tender Deadline, which is 5:00 p.m., New York City time, on March 7, 2022, unless extended. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Early Tender Deadline and before the Expiration Date and whose Notes are accepted for purchase will receive the applicable Late Tender Offer Consideration.

The applicable Total Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and not withdrawn before the Early Tender Deadline and accepted for payment pursuant to the Tender Offer on the Early Settlement Date (as defined below) will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to a fixed spread specified for each Series of Notes over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the table above, as fully described in the Offer to Purchase. The consideration will be calculated by the Dealer Managers for the Tender Offer at 10:00 a.m., New York City time, on the business day immediately following the Early Tender Deadline, unless extended (such date and time, as the same may be extended, the “Price Determination Date”). The Price Determination Date is expected to be March 8, 2022. The Early Tender Premium for each Series of Notes is $30 per $1,000 principal amount of Notes. The Late Tender Offer Consideration for the Notes purchased pursuant to the Tender Offer will be calculated by taking the Total Tender Offer Consideration for the applicable Series of Notes and subtracting from it the Early Tender Premium of $30 per $1,000 principal amount of Notes.

In addition to the applicable Total Tender Offer Consideration or applicable Late Tender Offer Consideration, as the case may be, accrued and unpaid interest up to, but not including, the applicable Settlement Date will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. The purchase price plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase will be paid by the Company in same day funds promptly following the Early Tender Deadline (the “Early Settlement Date”). The Company expects that the Early Settlement Date will be March 11, 2022, the third business day after the Price Determination Date. The purchase price plus accrued and unpaid interest for Notes that are validly tendered after the Early Tender Deadline and on or before the Expiration Date and accepted for purchase will be paid by the Company in same day funds promptly following the Expiration Date (the “Final Settlement Date”). The Company expects that the Final Settlement Date will be March 23, 2022, the second business day after the Expiration Date, assuming Notes representing an aggregate purchase price equal to the Maximum Aggregate Purchase Price are not purchased on the Early Settlement Date. No tenders will be valid if submitted after the Expiration Date. If Notes are validly tendered and not validly withdrawn having an aggregate purchase price equal to or greater than the Maximum Aggregate Purchase Price as of the Early Tender Deadline, Holders who validly tender Notes after the Early Tender Deadline but on or before the Expiration Date will not have any of their Notes accepted for purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes on or before the Early Tender Deadline may not withdraw their Notes after 5:00 p.m., New York City time, on March 7, 2022, unless extended (such date and time, as the same may be extended, the “Withdrawal Deadline”), except in the limited circumstances described in the Offer to Purchase. Holders of Notes subject to the Tender Offer who validly tender their Notes after the Withdrawal Deadline but on or before the Expiration Date may not withdraw their Notes except in the limited circumstances described in the Offer to Purchase.

Subject to the Maximum Aggregate Purchase Price, all Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any validly tendered and not validly withdrawn Notes having a lower Acceptance Priority Level, and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level. However, if Notes are validly tendered and not validly withdrawn having an aggregate purchase price less than the Maximum Aggregate Purchase Price as of the Early Tender Deadline, Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline will be accepted for purchase in priority to Notes tendered after the Early Tender Deadline, even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes validly tendered and not validly withdrawn at or before the Early Tender Deadline. Notes of the Series in the last Acceptance Priority Level accepted for purchase in accordance with the terms and conditions of the Tender Offer may be subject to proration so that the Company will only accept for purchase Notes having an aggregate purchase price of up to the Maximum Aggregate Purchase Price.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and TD Securities (USA) LLC are the Dealer Managers for the Tender Offer. Global Bondholder Services Corporation is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at (toll-free) (800) 558-3745, J.P. Morgan Securities LLC at (toll-free) (866) 834-4666, Mizuho Securities USA LLC (toll-free) at (866) 271-7403 and TD Securities (USA) LLC (toll-free) at (866) 584-2096. Requests for copies of the Offer to Purchase and related materials should be directed to Global Bondholder Services Corporation at (+1) (212) 430-3774, (toll-free) (855) 654-2015 or contact@gbsc-usa.com. Questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation at (toll-free) (855) 654-2015.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase dated February 22, 2022. There is no separate letter of transmittal in connection with the Offer to Purchase. None of ConocoPhillips or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither ConocoPhillips nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

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About ConocoPhillips

ConocoPhillips is one of the world’s leading exploration and production companies based on both production and reserves, with a globally diversified asset portfolio. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 14 countries, $91 billion of total assets and approximately 9,900 employees at Dec. 31, 2021. Production including Libya averaged 1,567 MBOED for the 12 months ended Dec. 31, 2021, and proved reserves were 6.1 BBOE as of Dec. 31, 2021. For more information, go to www.conocophillips.com.

Contacts

Dennis Nuss (media)

281-293-4733

dennis.nuss@conocophillips.com

Investor Relations

281-293-5000

Investor.relations@conocophillips.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, plans and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as “anticipate," “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict," “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include the impact of public health crises, including pandemics (such as COVID-19) and epidemics and any related company or government policies or actions; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries and the resulting company or third-party actions in response to such changes; changes in commodity prices, including a prolonged decline in these prices relative to historical or future expected levels; insufficient liquidity or other factors, such as those listed herein, that could impact our ability to repurchase shares and declare and pay dividends such that we suspend our share repurchase program and reduce, suspend, or totally eliminate dividend payments in the future, whether variable or fixed; changes in expected levels of oil and gas reserves or production; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks or unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete any announced or any future dispositions or acquisitions on time, if at all; the possibility that regulatory approvals for any announced or any future dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of the transactions or our remaining business; business disruptions following the acquisition of assets from Shell (the “Shell Acquisition”) or any other announced or any future dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced or any future dispositions in the manner and timeframe we anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation, including litigation related directly or indirectly to our transaction with Concho Resources Inc.; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; the ability to successfully integrate the assets from the Shell Acquisition or achieve the anticipated benefits from the transaction; unanticipated difficulties or expenditures relating to the Shell Acquisition or the Concho transaction; changes in fiscal regime or tax, environmental and other laws applicable to our business; and disruptions resulting from accidents, extraordinary weather events, civil unrest, political events, war, terrorism, cyber attacks or information technology failures, constraints or disruptions; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.